                                                                      Exhibit 12



                    GTE FLORIDA INCORPORATED AND SUBSIDIARY
        STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)

                                                                    Nine Months Ended
                                                                    September 30, 1996
                                                                    ------------------
Net earnings available for fixed charges:
  Income from continuing operations                                      $148,025
  Add - Income taxes                                                       90,520
      - Fixed charges                                                      53,746
                                                                         --------
Adjusted earnings                                                        $292,291
                                                                         ========

Fixed charges:
  Interest expense                                                       $ 47,138
  Portion of rent expense
     representing interest                                                  6,608
                                                                         --------
Adjusted fixed charges                                                   $ 53,746
                                                                         ========

RATIO OF EARNINGS TO FIXED CHARGES                                           5.44